Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2022, with respect to the consolidated financial statements of Immunocore Holdings plc, incorporated herein by reference.

/s/ KPMG LLP
London, United Kingdom
May 17, 2022